SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              UNIQUE MOBILITY, INC.
             (Exact name of registrant as specified in its charter)

                  Colorado                          84-0579156
        (State or other jurisdiction              (I.R.S. Employer
      of incorporation or organization)          Identification No.)

                        425 Corporate Circle
                         Golden, CO  80401
                           (303) 278-2002
        (Address, including zip code, and telephone number,
  including area code, of registrant's principal executive offices)

                                                With copies to:
     Donald A. French                            Nick Nimmo, Esq.
     425 Corporate Circle                        Holme Roberts & Owen LLP
     Golden, CO  80401                           1700 Lincoln, Suite 4100
     (303) 278-2002                              Denver, Colorado 80203
                                                 (303) 861-7000
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

Title of            Amount        Proposed Maximum  Proposed Maxi-  Amount of
Securities to be    to be         Offering Price    mum Aggregate   Registration
Registered          Registered    Per Share         Offering Price  Fee
--------------      ------------  --------------    ------------    ------------
================================================================================
Common Stock,       713,900/1/      $5.375/1/         $3,518,750       $133
$.01 Par Value
================================================================================

/1/ Computed in accordance with Rule 457(c). The registrant registered 625,000 shares with the original filing of this registration statement. By this amendment, the registrant is increasing the number of shares being registered by 88,900 shares and is paying an additional filing fee of $133.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
   +The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
   +filed with the Securities and Exchange Commission is effective. This       +
   +preliminary prospectus is not an offer to sell nor does it seek an offer to+ +buy these securities in any state where the offer or sale is not permitted.+

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                    Subject to Completion, dated May __, 1999

                                 713,900 Shares
                              Unique Mobility, Inc.
                                  Common Stock

                                  ------------


This prospectus relates to the offer and sale of up to 713,900 shares of common stock from time to time by selling shareholders of Unique Mobility, Inc.


The common stock is listed on the American Stock Exchange under the symbol "UQM." On May 19, 1999, the last reported sales price as reported by the American Stock Exchange was $5.375 per share.

Investing in the common stock involves a high degree of risk. Consider carefully the "Risk Factors" beginning on page 3.

                                  ------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                   The date of this prospectus is May __, 1999

                                Table of Contents

                                                                          Page
                                                                          ----
    Unique Mobility, Inc....................................................3
    Risk Factors............................................................3
    Information Regarding Forward-Looking Statements........................5
    Use of Proceeds.........................................................6
    Selling Shareholders....................................................6
    Plan of Distribution....................................................7
    Legal Matters...........................................................7
    Experts.................................................................8
    Where You Can Find More Information.....................................8
    Incorporation of Documents by Reference.................................9

                                ----------------

                              Unique Mobility, Inc.

We design, develop and manufacture electric motors, related electronics and gears. We design and manufacture prototypes of specialty vehicles and vehicle subsystems and apply our electric motor technology to vehicle drive systems. Our principal offices are located at 425 Corporate Circle, Golden, Colorado 80401 and our telephone number is (303) 278-2002.


                                  Risk Factors

In addition to the other information in this prospectus, you should consider the following risk factors carefully in evaluating us and our business before making an investment.

We have incurred significant operating losses.

We have had losses as shown below:

            9 Months Ended
-------------------------------------
December 31, 1998   December 31, 1997

$3,335,724               $1,534,981

Fiscal Year Ended      Five Months Ended    Fiscal Year Ended October 31,
                                            ------------------------------------
March 31, 1998         March 31, 1997       1996          1995        1994

$3,266,360             $1,201,085           $2,904,743    $1,330,433  $3,395,356

We have had accumulated deficits as follows:

December 31, 1998                   $25,134,448
March 31, 1998                      $21,798,724
March 31, 1997                      $18,532,364
October 31, 1996                    $17,331,279

In the near future, we plan to make further investments in product development, manufacturing facilities and market launches. This is likely to cause us to continue to be unprofitable. Our ability to perform development work within the budget funded by our customers will affect our contract service revenues, as will our funding partners' internal financial, competitive, marketing and strategic considerations. Our customers can generally terminate their contracts with us on short notice. Our revenues from both contract services and product sales could be adversely affected by renegotiation or termination of any of our contract service agreements or purchase orders from customers.

The motor and electronic products that we expect to develop incorporating our technology may require significant additional development, testing and investment. Although we have been able to obtain funds from partners and customers for the development of our technology for specific purposes in the past, we cannot assure you that these research agreements will continue or that any products that we develop will be commercially successful or that these funding arrangements will be profitable.

We depend on a few large customers.

A large portion of our operating revenue to date has been concentrated among a few significant customers. For the nine months ended December 31, 1998 we received 23 percent ($2,426,011) of our total revenue from three customers:

Siemens Electromechanical Components
Houston Metropolitan Transit Authority
Deere & Company

Before fiscal year 1999, the majority of our revenue was received from customers who hired us to perform development work for them (contract services revenue). For the year ended March 31, 1998, we received 80 percent ($2,239,861) of our contract services revenue from six customers:

KIA Motors Corporation
Asia Pacific Technology Co., Ltd.
Deere & Company
Harris County Metropolitan Transit Authority
Koyo Seiko, Ltd.
Defense Advanced Research Project Agency

We may require additional financing.

We own 38.25 percent of Taiwan UQM Electric Co., Ltd., a Taiwan based manufacturer of electric motors and controls. The other owners are Kwang Yang Motor Co., Ltd. and Turn-Luckily Technology Co., Ltd. Under the joint venture agreement with our partners we can be required to provide additional capital to Taiwan UQM if their Board of Directors determines that it is necessary. Over the last several years Taiwan UQM has been operating at a loss which is causing them to deplete their existing capital. It is possible that Taiwan UQM could require additional capital before it becomes profitable and require us to provide them with additional capital. If Taiwan UQM makes a capital call, we may not have the financial resources to fund that capital call obligation. If we cannot fund our proportionate share of Taiwan UQM's capital requirements our ownership in Taiwan UQM will be diluted.

We acquired Franklin Manufacturing Company on April 30, 1998 for $4.0 million cash plus 286,282 shares of our common stock. We also assumed approximately $3.0 million of debt in the acquisition.

We expect to continue to have operating losses during fiscal 2000, and these operating losses will consume existing cash balances which were $831,246 at December 31, 1998. In addition, at December 31, 1998 we had lines-of-credit with commercial banks of $3.25 million against which we had borrowed $393,000. If the magnitude of operating losses in fiscal 2000 were to require us to use our existing cash resources and borrow against the remaining availability on our lines-of-credit, we may be required to seek additional loans or sell common stock to raise additional funds to support our operating activities. We cannot assure you that we would be able to obtain additional loans or sell stock on terms acceptable to us.

Our growth and expansion may strain our ability to manage our operations and our financial resources.

We have completed two acquisitions since January 1, 1998 and may complete additional acquisitions. We have also commenced manufacturing operations. This growth has increased our operating complexity. To manage our expansion effectively we must:

o expand, train and manage our employee base and attract and retain highly skilled personnel;

o expand and improve our systems for serving and communicating with our customers;

o    continue to develop and market new products and services;

o   integrate acquired operations with our existing operations; and

o   control expenses related to the expansion of our business.

We cannot assure you that we will be able to satisfy these requirements, or otherwise manage our growth effectively, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our financial condition may be adversely affected if our systems or those of our suppliers fail because of year 2000 problems.

Many existing computer systems, including hardware and software, use only the last two digits to identify a year. Consequently, as the year 2000 approaches, those systems will not recognize the difference in a year that begins with "20" rather than "19". As a result of the date change in the year 2000, if any of our computer systems use only two digits to define the year, these defective systems may cause disruptions in our operations.

We use a number of suppliers both large and small to provide raw materials and components for our products. The failure of third party suppliers to become year 2000 compliant on a timely basis could disrupt our supply of raw materials, components or services, any of which could have a material effect on our business, financial condition and results of operations.

Product liability insurance could become unavailable to us.

The marketing of our products involves an inherent risk of claims for product liability. We carry product liability insurance of $1,000,000 covering our prototype products and our limited production motor and controller product line. We cannot assure you that we will be able to maintain product liability insurance for either our present or our future marketing efforts on acceptable terms or that our insurance, if maintained, will provide adequate coverage against potential claims.


                Information Regarding Forward-Looking Statements

         When used in this prospectus and in the documents incorporated by reference in this prospectus, the words "expects," "anticipates," "estimates" and similar expressions identify forward-looking statements. We believe that these statements are "forward-looking" statements within the meaning of section 27A of the securities act and section 21E of the Exchange Act.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results that we anticipate. These risks and uncertainties include, but are not limited to, those risks discussed in this prospectus and in the documents incorporated by reference in this prospectus.

         We assume no obligation to update these forward-looking statements or to update the reasons actual results could differ materially from the results anticipated in the forward-looking statements.

                                 Use of Proceeds

         We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.


                              Selling Shareholders

         The following table sets forth information about the beneficial ownership of each selling shareholder as of May 10, 1999, as to:

  . the number of shares of common stock that are beneficially held by each selling shareholder,

  . the maximum number of shares that may be offered by each selling shareholder in this prospectus, and

  . the number of shares of common stock and the percentage of outstanding shares of common stock that will be held by each selling shareholder if the selling shareholder sells all of the shares that can be sold under this prospectus.

         We can provide no assurance as to the number of shares that will be held by each of the selling shareholders after this offering because each of the selling shareholders may offer all or some part of the shares which he or she holds by means of this prospectus, and because this offering is not being underwritten on a firm commitment basis.

                                                              Shares
                                                              Beneficially Owned
                           Shares Beneficially Number of      After the Offering
                           Owned Prior to the  Shares Offered ------------------
Selling Shareholder        Offering            Hereby         Number  Percentage
-------------------       -------------------  -------------- ------- ----------

Unique Mobility Europa
  GmbH(1).............        625,000            625,000         0          0%
Terra Healthy Living
  Pasea Estate........         88,900             88,900         0          *

*    Less than 1%

(1) Unique owns 33.6% of the share interests of Unique Mobility Europa GmbH. EV Global Motors Company, an affiliate of Lido Iacocca, a director of Unique, owns 19.0% of the share interests of Unique Mobility Europa GmbH.

     The shares of common stock owned by Terra Healthy Living Pasea Estate that may be offered by means of this prospectus were originally issued by Unique to Terra in a private placement. Of the shares owned by Unique Mobility Europa GmbH, a portion were transferred to it in a registered transaction, a portion were originally issued by Unique in a private placement and a portion were transferred to it by an unaffiliated entity in a private transaction.


                              Plan of Distribution

         The shares offered for sale hereby may be sold from time to time by the selling shareholders in one or more transactions on the American Stock Exchange in the over-the-counter market, in negotiated transactions or in a combination of these methods. These shares may be sold, at fixed prices, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The selling shareholders may make sales directly to purchasers or to or through broker-dealers which may act as agents or principals. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders. This compensation, as to a particular broker-dealer, may be more or less than customary commissions. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 of the securities act may be sold under Rule 144 rather than by means of this prospectus.

         If necessary to comply with the securities laws of any state, the shares will be sold only through brokers or dealers. In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is complied with.

         Any broker-dealers who participate in a sale of the shares may be deemed to be "underwriters" within the meaning of sections 11 and 12 of the securities act and Rule 10b-5 of the exchange act, and any commissions received by them, and proceeds of any sales as principals, may be deemed to be underwriting discounts and commissions under the securities act. If any of the selling shareholders are deemed to be acting as an underwriter, they may be subject to statutory liabilities of the securities act.

         In addition, the selling shareholders and any other person participating in the sale or distribution of the shares offered under this prospectus will be subject to the exchange act and its rules and regulations, including without limitation Rules 10b-5 and Regulation M. These provisions may limit the timing of purchases and sales of any of the shares. In addition, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities during the period beginning when he or she becomes a distribution participant and ending upon his or her completion of participation in a distribution. All of these factors may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities.

         Unique has agreed to pay all expenses of the offering which we estimate will amount to approximately $7,312.


                                  Legal Matters

       Holme Roberts & Owen LLP, Denver, Colorado, has issued an opinion regarding the validity of the shares offered by this prospectus.

                                     Experts

The consolidated financial statements of Unique Mobility, Inc. as of March 31, 1998 and 1997, and for the year ended March 31, 1998, the five months ended March 31, 1997 and each of the years in the two-year period ended October 31, 1996, which appear in the Company's Annual Report on Form 10-K for the year ended March 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP and Horwath and Company (Taiwan), independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The financial statements of Taiwan UQM Electric Co. Ltd. as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997, which appear in the Company's Annual Report on Form 10-K for the year ended March 31, 1998, have been incorporated by reference herein in reliance upon the report of Horwath and Company (Taiwan), independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                       Where You Can Find More Information

         We are subject to the reporting requirements of the Exchange Act, and file annual and quarterly reports, proxy and information statements and other information with the Securities and Exchange Commission. These documents can be inspected and copied at the public reference facilities maintained by the SEC at its office at:

Room 1024
450 Fifth Street, N.W.
Washington, D.C.  20549,

and at its regional offices at:

Northwestern Atrium Center
500 West Madison Street
Suite 1400
Chicago, Illinois  60661 and

7 World Trade Center,
Suite 1300
New York, New York  10048.

Copies of these materials can be obtained from the Public Reference section of the SEC at Judiciary Plaza 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that we electronically file with the SEC are contained in the Internet web site maintained by the SEC which is http://www.sec.gov.

         We have filed with the SEC a registration statement on form S-3 relating to the common stock offered in this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the common stock. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or document.


                     Incorporation of Documents by Reference

         The SEC allows us to incorporate by reference many of the documents that we file. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have filed with the SEC, together with the filings that have amended them:


        (1)       annual report on Form 10-K for the year ended March 31, 1998;

        (2) quarterly reports on form 10-Q for the fiscal quarters ended June 30, 1998, September 30, 1998 and December 31, 1998;

        (3) current report on form 8-K/A filed June 29, 1998 and form 8-K filedMay 11, 1999, file no. 1-10869; and

        (4) the description of our common stock contained in our registration statement on form 8-A,file no. 1-10869.

         All reports and other documents that we will file with the commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock under this prospectus will be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information in this prospectus. We undertake to provide without charge to each person who receives a copy of this prospectus, on written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). Requests for documents should be sent in writing to Donald A. French, 425 Corporate Circle, Golden, Colorado 80401 or by telephone at (303) 278-2002.

 -------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       You should rely only on the information in this prospectus and the additional information described under the heading "Where You Can Find More Information." We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. Neither we or any of the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                 713,900 Shares

                              Unique Mobility, Inc.

                                  Common Stock

                                -----------------
                                   PROSPECTUS

                                -----------------


                                  May __, 1999




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the Company:
      Registration Fee--Securities and Exchange Commission. . . . . .$ 1,112
      Printing Expense. . . . . . . . . . . . . . . . . . . . . . .  $   100
      Accountants' Fees and Expenses. . . . . . . . . . . . . . . .  $ 2,500
      Legal Fees and Expenses . . . . . . . . . . . . . . . . . . .  $ 3,500
      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .  $   100

     Total Costs . . . . . . . . . . . . . . . . . . . . . . . . .   $ 7,312

All of the above expenses except the SEC registration fee are estimated.


Item 15.  Indemnification of Directors and Officers

Article VI of the Bylaws of the Company provides for the indemnification by the Company of each director, officer, employee or agent of the Company and its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company or any of its subsidiaries, provided that the indemnified party acted in good faith and in a manner he believed to be in the Company's best interest. In addition, Article XI of the Company's Articles of Incorporation provides that to the fullest extent permitted by the Colorado Corporation Code, as the same exists or hereafter shall be amended, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Item 16.  Exhibits

     5.1 Opinion of Holme Roberts & Owen LLP as to the shares of common stock being registered and consent to all references made to them in this Prospectus.(1)

    23.1     Consent of KPMG LLP.(1)

    23.2     Consent of Horwath and Company (Taiwan)(1)

    24       Powers of  Attorney. (1)

(1) Previously filed.

Item 17.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (b) That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

       (e) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on the 24th day of May, 1999.


                                    UNIQUE MOBILITY, INC.

                                    By  /s/ Donald A. French
                                            Donald A. French
                                            Treasurer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                      Title                         Date

                              Chairman of the Board
    *                         of Directors and Chief
Ray A. Geddes                 Executive Officer               May 24, 1999


/s/ Donald A. French          Treasurer
    Donald A. French          (Principal financial and
                              accounting officer             May 24, 1999

    *
Francis S.M. Hodsoll          Director                        May 24, 1999


    *                         President and Director          May 24, 1999
William G. Rankin


    *                         Director                        May 24, 1999
H.J. Young


_____________________         Director                        May 24, 1999
Joseph B. Richey

_____________________         Director                        May __, 1999
Lee A. Iacocca


    *                       Vice President/Electronic
Michael G. Franklin         Manufacturing and Director        May 24, 1999

*By /s/ Donald A. French
    Donald A. French,
Attorney in Fact